                                                                    EXHIBIT 99.1

                        Report of Independent Accountants

February 5, 1998

To the Owners of
Sulzer Electrophysiology

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of division equity and of cash flows present fairly, in all material respects, the financial position of Sulzer Electrophysiology (the Division, a division of Sulzer Medica Ltd.) at December 31, 1997, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Balance Sheet
December 31, 1997, 1996 and 1995
--------------------------------------------------------------------------------

(in thousands)                                     1997            1996            1995
                                                   ----            ----            ----
                      Assets

Current assets:

  Cash and cash equivalents                     $  14,206       $  16,288       $   7,461
  Accounts receivable, net                         61,598          51,686          43,580
  Inventory                                        87,315          75,295          63,319
  Other current assets                              3,048           4,676           2,712
  Deferred taxes                                    5,259           6,011           4,236
                                                ---------       ---------       ---------

     Total current assets                         171,426         153,956         121,308
Property, plant and equipment, net                 81,401          70,845          61,206
Goodwill and other intangible assets, net         314,641         328,548         307,138
Other assets                                          565             761           1,082
Deferred taxes                                      1,069             669
                                                ---------       ---------       ---------

     Total assets                               $ 569,102       $ 554,779       $ 490,734
                                                =========       =========       =========

           Liabilities and Division Equity

Current liabilities:

  Current portion of long-term debt             $     380       $     686       $     161
  Accounts payable                                 13,348          10,085           9,493
  Accrued liabilities                              16,708          17,727          10,998
  Income taxes payable                             29,800          26,869          11,353
                                                ---------       ---------       ---------
     Total current liabilities                     60,236          55,367          32,005
Long-term debt, less current portion                5,448           7,117           4,359
Other noncurrent liabilities                       13,816           8,339           3,704
Deferred taxes                                      2,648
Intercompany debt                                 385,704         370,907         389,311
                                                ---------       ---------       ---------
     Total liabilities                            465,204         441,730         432,027
                                                ---------       ---------       ---------
Commitments and contingencies (Note 14)
Division equity:
  Contributed capital                             308,677         307,837         261,554
  Cumulative translation adjustment                (1,484)          1,634           7,270
  Accumulated deficit                            (203,295)       (196,422)       (210,117)
                                                ---------       ---------       ---------
     Total division equity                        103,898         113,049          58,707
                                                ---------       ---------       ---------

                                                $ 569,102       $ 554,779       $ 490,734
                                                =========       =========       =========

   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Income and Comprehensive Income
Years Ended December 31, 1997, 1996 and 1995
--------------------------------------------------------------------------------

(in thousands)                                      1997            1996            1995
                                                    ----            ----            ----
Net sales                                        $ 325,482       $ 321,812       $ 270,953
Cost of sales                                      100,230         102,242          83,675
                                                 ---------       ---------       ---------

Gross profit                                       225,252         219,570         187,278
Selling, general and administrative expense        126,382         100,007          97,596
Research and development expense                    45,288          39,507          33,929
Other operating expense                              8,516           9,341           8,269
Intangible amortization                             13,318          13,317          11,564
                                                 ---------       ---------       ---------
Operating income                                    31,748          57,398          35,920
Other income (expense):

  Interest income                                      523             509             256
  Interest expense                                 (18,421)        (18,684)        (18,831)
  Other                                             (2,292)         (2,007)              3
                                                 ---------       ---------       ---------
Income before income taxes                          11,558          37,216          17,348
Provision for income taxes                           6,882          14,259           8,456
                                                 ---------       ---------       ---------

Net income                                           4,676          22,957           8,892
Other comprehensive income, net of tax:
  Cumulative translation adjustments                (2,027)         (3,663)          2,447
                                                 ---------       ---------       ---------

Comprehensive income                             $   2,649       $  19,294       $  11,339
                                                 ---------       ---------       ---------

   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Division Equity
--------------------------------------------------------------------------------

(in thousands)                                                       Cumulative
                                                Contributed          translation        Retained
                                                  capital            adjustment         earnings            Total
                                                  -------            ----------         --------            -----
Balance, January 1, 1995                      $       269,232        $    3,506       $    (210,509)      $    62,229

Foreign currency translation adjustment                                   3,764                                 3,764
Return of capital                                      (7,678)                                                 (7,678)
Dividends                                                                                    (8,500)           (8,500)
Net income                                                                                    8,892             8,892
                                              ---------------        ----------       -------------       -----------
Balance, December 31, 1995                            261,554             7,270            (210,117)           58,707

Foreign currency translation adjustment                                  (5,636)                               (5,636)
Contribution of capital                                46,283                                                  46,283
Dividends                                                                                    (9,262)           (9,262)
Net income                                                                                   22,957            22,957
                                              ---------------        ----------       -------------       -----------

Balance, December 31, 1996                            307,837             1,634            (196,422)          113,049

Foreign currency translation adjustment                                  (3,118)                               (3,118)
Contribution of capital                                   840                                                     840
Dividends                                                                                   (11,549)          (11,549)
Net income                                                                                    4,676             4,676
                                              ---------------        ----------       -------------       -----------

Balance, December 31, 1997                    $       308,677        $   (1,484)      $    (203,295)      $   103,898
                                              ---------------        ----------       -------------       -----------

   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Cash Flows
Years Ended December 31, 1997, 1996 and 1995

(in thousands)                                                      1997           1996           1995
                                                                    ----           ----           ----
Cash flows from operating activities:-
  Net income                                                      $  4,676       $ 22,957       $  8,892
  Adjustments to reconcile net income to net cash:
    Depreciation                                                    15,797         14,462         11,807
    Amortization                                                    13,547         13,726         11,704
    Deferred income taxes                                             (384)        (2,594)          (678)
    Provision for bad debts                                           (100)           376
    Provision for obsolete inventory                                 4,438          2,547          1,299
    (Gain)/loss on disposal of property, plant and equipment           225         (1,392)            67
    Change in current assets and liabilities:

     (Increase) decrease in accounts receivable                     (8,175)       (10,400)         4,487
     (Increase) decrease in inventory                              (18,184)       (11,719)        (2,924)
     (Increase) decrease in other current assets                    (1,177)           551            401
     Increase (decrease) in accounts payable                         3,366            310           (601)
     Increase (decrease) in accrued liabilities                       (567)         5,335          1,142
     Increase in current income taxes payable                        3,203         15,215          5,724
                                                                  --------       --------       --------
       Net cash provided by operating activities                    16,665         49,374         41,320
                                                                  --------       --------       --------
Cash flows from investing activities:
  Acquisition of business, net of cash acquired                    (39,661)        (3,400)
  Additions of property, plant and equipment                       (28,014)       (24,114)       (16,249)
  Proceeds from sale of property, plant and equipment                  123          2,139            184
  Other                                                                187            412            367
                                                                  --------       --------       --------
       Net cash provided by (used in) investing activities         (27,704)       (61,224)       (19,098)
                                                                  --------       --------       --------
Cash flows from financing activities:
  Proceeds from borrowings                                           3,459             23
  Repayment of borrowings                                           (3,852)          (181)        (2,943)
  Increase in other noncurrent liabilities                           7,744            689           (115)
  Change in payable to affiliates, net                              15,960        (18,337)        (5,715)
  Contribution of capital                                              840         43,000          3,400
  Dividends and return of capital                                  (11,549)        (6,053)       (16,178)
                                                                  --------       --------       --------
       Net cash provided by (used in) financing activities           9,143         22,577        (21,528)
                                                                  --------       --------       --------
Effect of exchange rate changes on cash and
  cash equivalents                                                    (186)        (1,900)         1,731
                                                                  --------       --------       --------
Increase (decrease) in cash and cash equivalents                    (2,082)         8,827          2,425
Cash and cash equivalents at beginning of year                      16,288          7,461          5,036
                                                                  --------       --------       --------
Cash and cash equivalents at end of year                          $ 14,206       $ 16,288       $  7,461
                                                                  --------       --------       --------
Supplemental cash flow disclosures:

  Interest paid                                                   $ 18,421       $ 18,684       $ 18,831
  Income taxes paid                                                  3,818          2,227          1,822

Noncash financing and investing activities:

  Issuance of pension note payable                                $  2,266

   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

1.    General Information

      On January 9, 1997 the Board of Directors of Sulzer AG, Winterthur, Switzerland (Sulzer) approved a plan to offer a minority shareholding in its Medica Group to the public. In order to prepare for this offering, Sulzer transferred its ownership interest of the medical companies, either held directly or through country holdings, to Sulzer Medica Ltd. (the Parent), a company previously named Sulzer Orthopedics Ltd., incorporated in Switzerland. Among the companies transferred to the Parent were four wholly-owned companies (Sulzer Intermedics Inc., Sulzer Intermedics International Holding Co., Sulzer Osypka GmbH and Sulzer Oscor Inc.) who together with their direct and indirect subsidiaries, form the Electrophysiology Division of Sulzer Medica Ltd.

      Sulzer Eletrophysiology designs, manufactures and markets electrophysiology products including bradycardia pacemakers, implantable cardioventer defibrillators (ICDs) and leads, external pacemakers, heartwires and cardiac ablation systems.

2.    Basis of Presentation

      The combined financial statements have been prepared using the Parent's historical basis in the assets and liabilities which comprise the Electrophysiology Division of Sulzer Medica Ltd. (referred to herein as the Division) as defined in more detail in the agreement with Guidant Corporation (Note 17).

      The combined financial statements reflect the financial position, results of operations and cash flows of the Division as a component of the Parent and may not be indicative of the financial position, results of operations and cash flows of the Division as an entity under another ownership structure.

3.    Significant Accounting Policies

      Accounting Principles

      The combined financial statements are based on the following combination and valuation principles and present fairly the financial position and results of the Division's activities in accordance with generally accepted accounting principles in the United States (US GAAP).

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to depreciable lives of fixed assets and intangible assets, allowances for doubtful accounts, inventory obsolescence, provisions for accrued liabilities and deferred taxes. Actual results could differ from estimates. Management believes the estimates are reasonable.

      Combination Principles

      The combined financial statements include all of the assets, liabilities, income and expense of companies within the Division. Acquisitions have been accounted for using the purchase method. All material intercompany balances are eliminated. In addition, unrealized gains on

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      intercompany transfers of inventory are eliminated and are recognized only upon sale to third parties. Companies disposed of during the year are normally included in the combination up to the date of disposal.

      Foreign Currency Translation

      Subsidiaries. In the individual financial statements of companies within the Division, income and expense transactions denominated in foreign currencies are recorded at the exchange rates applicable on the date of the transaction. Assets and liabilities in denominated foreign currencies are translated at the year-end exchange rates. The resulting exchange differences are included in net income of the subsidiary.

      Combination. The assets and liabilities of foreign companies within the Division are translated into U.S. dollars using the year-end rates of exchange. Income and expense items are translated into U.S. dollars at average exchange rates for the year. Currency translation differences resulting from the combination are included in division equity and as the cumulative translation adjustment account have been accumulated separately since January 1, 1995.

      Valuation Principles

      Cash and cash equivalents. Cash and cash equivalents include bank accounts, together with current account and deposit balances with maturities of under three months at acquisition, including deposits with Sulzer Medica USA Inc., a subsidiary of the Parent.

      Accounts receivable. Trade and other accounts receivable are stated at fair value, net of necessary allowances for doubtful accounts.

      Inventories. Raw materials, supplies and consumables are stated at the lower of cost or market value. Finished products and work in progress are stated at the lower of production cost or net realizable value. Production costs include the cost of materials and direct and indirect manufacturing cost. Inventories are valued on the basis of weighted average prices or the FIFO method. Provisions are made for slow-moving and excess inventories.

      Financial risk management. The Division's sales are denominated in a variety of different currencies. The currency structure of costs deviates to some extent from the currency structure of sales.

      Property, plant and equipment. Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life.

      Tangible assets financed by long-term financial leases are capitalized and amortized in the same way as other tangible fixed assets. The applicable leasing commitments are shown as liabilities and are included under long-term borrowings in the consolidated balance sheet.

      Major improvements are also capitalized and amortized over their useful lives. Other repair, maintenance and renovation costs are expensed as incurred.

      Intangible assets. Goodwill arising from acquisitions is capitalized and amortized on a straight-line basis over its useful life, which does not exceed 40 years. For goodwill relating to

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      acquisitions of companies involved in the development, manufacturing and marketing of products, the useful life is considered to be up to 40 years; whereas for goodwill relating to acquisitions of companies involved purely in the distribution of products, the useful life generally does not exceed ten years. Other intangible assets include licenses, patents, trademarks and similar rights acquired from third parties and are amortized over their estimated useful lives not exceeding ten years.

      Impairment of Long-Lived Assets. The Division, at each balance sheet date, evaluates the recoverability of the carrying amount of goodwill if circumstances suggest it has been impaired. If this review indicates that goodwill is not recoverable, as principally determined based on the estimated undiscounted cash flows of the entity which gave rise to the goodwill, over the remaining amortization period, then the Division's carrying value of the goodwill is reduced by the estimated shortfall in cash flows. When circumstances affecting the recoverability of tangible and intangible assets change, the Division evaluates such assets for impairment based on expectations of undiscounted cash flows. If impairment is determined to have occurred, the Division compares the estimated discounted cash flows expected to be generated by the asset with its carrying value and recognizes an impairment charge.

      Provisions. Provisions are made for all probable losses arising from warranties and penalties, litigation risks and for the cost of restructuring measures, which have been approved by management.

      Employee benefit plans. The Division maintains various plans for providing employee benefits, which conform to local jurisdictional circumstances and practices. For defined contribution plans, the cost in each period is equal to the amount of the agreed employer contributions. For defined benefit plans, the cost in each period is determined by actuarial estimates based upon employee service data, benefit payment commitments and the return of plan assets.

      Revenue recognition. Sales of pacemakers and leads are recorded at the time of shipment, unless substantial rights of return exist, in which case they are recognized at time of implant. Sales of supplies and services are recorded at the time of delivery. Net sales exclude sales or value-added taxes and are stated net of credits, discounts and rebates. Accruals for estimated future returns and credits are made when the related revenue is recognized. Such amounts are estimated based on historical rates of returns, customer inventory levels and other factors.

      Research and development costs. Research and development costs are charged directly to income as incurred.

      Income taxes. Certain of the Division's operations have historically been included in consolidated income tax returns filed by the Parent or its subsidiaries. Income tax expenses in the accompanying combined financial statements have been computed assuming the Division filed separate income tax returns. Provision is made for all income taxes assessed on the profits earned up to the balance sheet date and for taxes based upon capital structure in the year to which they relate. Deferred taxes are provided on temporary differences between the value of assets and liabilities for tax purposes and their corresponding values in the combined financial statements using the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred taxes are calculated using the currently enacted tax rates and are adjusted when these rates change. Deferred tax assets are

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      included in the combined balance sheet to the extent that subsequent realization is probable. Provision is made for incremental taxes on available earnings of foreign subsidiaries which are intended to be remitted. No provision is made for incremental taxes on unremitted earnings which are considered to be permanently reinvested in the operations of the related companies. The change in the provision for deferred taxes is charged against income and included under "Income Taxes" in the combined statement of income.

      For the U.S. companies of the Division that are directly owned by Sulzer Medica USA Holding Co., there has not been a plan requiring settlement of each such subsidiary's respective tax payables or receivables. For purposes of these combined financial statements, such balances have been treated as though they had been settled through January 1, 1995, with subsequent resulting current income tax receivables and payables being related within the Division's combined balance sheet as income taxes payable, rather than in the intercompany accounts.

      Financial Instruments

      The combined balance sheet values of cash and current accounts receivable and payable approximate their market values. The market value of long-term borrowings is based on the current rates offered to the Division for debt of similar maturities.

      Concentrations of Credit Risk

      Financial instruments, which potentially subject the Division to significant concentrations of credit risk, consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. However, a significant portion of trade accounts receivable is with national health care systems in several countries. Although the Division does not currently foresee a credit risk associated with these receivables, repayment is dependent upon the financial stability of those countries' national economies.

      The Division maintains cash and cash equivalents with various major financial institutions. The Parent on behalf of the Division performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any institution. Financial transactions are spread over a number of financial institutions, each of which have a high credit rating.

4.    Recently Issued Accounting Pronouncements

      In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997 and requires reclassification of prior- period financial statements. Statement No. 130 requires the presentation of comprehensive income, which consists of net income and other comprehensive income and its components, in a full set of financial statements. The Division's other comprehensive income will consist of changes in the Division's cumulative translation adjustments, which totaled $(2,027), $(3,663) and $2,447 in 1997, 1996 and
      1995, net of tax, respectively, and which currently are reported as a component of Division equity on a gross basis. The Division has displayed comprehensive income and its components in the combined statement of income and comprehensive income.

      In June 1997, the FASB issued Statement No. 131, "Disclosure About Segments of an Enterprise and Related Information". This statement, which must be adopted by the Division for the year

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      ending December 31, 1998, establishes standards for reporting information about operating segments in annual and interim financial statements. Operating segments are determined consistently with the way management organizes and evaluates financial information internally for making resource allocation decisions and assessing performance. It also requires related disclosures about products, geographic areas and major customers. Implementation of this disclosure standard will not affect the Division's financial position or results of operations. Management has not yet determined the manner in which segment information will be displayed under this standard.

5.    Changes in the Composition of the Division

      In January 1996, the Division acquired all of the outstanding shares of Dr. Ing P. Osypka Gesellschaft fur Medizintechnik GmbH, Grenzach-Wyhlen (German); (name changed to Sulzer Osypka GmbH) with 100% holding in Dr. Osypka GmbH, Berlin and of Oscor Medical Corporation, Palm Harbor (Florida, USA); (name changed to Sulzer Oscor Inc.) a producer and distributor of pacemaker leads, external pacemakers, heartwires and cardiac ablation systems for approximately $43,000 in cash. The Division recorded approximately $35,000 of goodwill in connection with the transaction.

      On July 1, 1995, the Division acquired the business of Brent Surgical Inc., Toronto (Canada); a distributor, for approximately $3,400 in cash. The Division recorded approximately the same amount of goodwill in connection with the transaction.

      The operating results of subsidiaries acquired during the periods have been included in the combination from the date of acquisition using the purchase method of accounting. No agreements have been entered into in connection with these acquisitions to make contingent payments nor are there potential commitments of any other nature outstanding. Amounts expended by other subsidiaries of Sulzer for these acquisitions have been included in the amounts above, but are treated as noncash financing and investment activities in the combined statement of cash flows. The pro forma effect of these two acquisitions, as if they had occurred on January 1, 1995, is not considered to be material to the combined income statement.

6.    Trade Accounts Receivable

      Trade accounts receivable are comprised of the following at December 31:

                                                       1997          1996          1995
                                                       ----          ----          ----
       Gross trade accounts receivable           $    63,512   $    54,855   $    45,608
       Allowance for doubtful accounts                (1,914)       (3,169)       (2,028)

       Trade accounts receivable, net            $    61,598   $    51,686   $    43,580
                                                 -----------   -----------   -----------

      Bad debt expense and bad debt write-offs against the allowance are not material in any of the periods presented.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

7.    Inventories

      Inventories are comprised of the following at December 31:

                                                   1997        1996        1995
                                                   ----        ----        ----
      Raw materials, supplies and
        consumables                             $ 27,568    $ 20,701    $ 18,736
      Work in progress                            31,243      31,902      25,151
      Finished products and trade merchandise     35,964      30,554      (8,412
                                                --------    --------    --------
                                                  94,775      83,157      72,299
      Less - valuation allowances                 (7,460)     (7,862)     (8,980)
                                                --------    --------    --------

          Total inventories                     $ 87,315    $ 75,295    $ 63,319
                                                ========    ========    ========


      Valuation allowances are recorded to reduce the carrying value of inventories to their estimated realizable amounts taking into account excess inventory levels and obsolescence resulting from new product introductions.

8.    Property, Plant and Equipment

      Property, plant and equipment are comprised of the following at December
      31:

                                              Estimated
                                             useful lives
                                                (years)       1997         1996         1995
                                                -------       ----         ----         ----
      Land                                                 $   3,406    $   3,420    $   3,452
      Buildings                                 25 - 40       36,610       34,818       36,077
      Machinery and equipment                    5 - 15      104,414       87,585       64,184
      Other fixed assets                          4 - 5       33,731       30,062       24,685
                                                           ---------    ---------    ---------
                                                             178,161      155,885      128,398
      Less - accumulated depreciation                        (96,760)     (85,040)     (67,192)
                                                           ---------    ---------    ---------

                                                           $  81,401    $  70,845    $  61,206
                                                           ---------    ---------    ---------

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

9.    Intangible Assets

      Intangible and other assets are comprised of the following at December 31:

                                           1997         1996         1995
                                           ----         ----         ----
      Goodwill                          $ 428,665    $ 428,665    $ 393,577
      Patents                                 297          290          275
      Other                                   375        1,273        1,238
                                        ---------    ---------    ---------
                                          429,337      430,228      395,090
      Less - accumulated amortization    (114,696)    (101,680)     (87,952)
                                        ---------    ---------    ---------

                                        $ 314,641    $ 328,548    $ 307,138
                                        ---------    ---------    ---------


10.   Long-Term Debt

      Long-term debt consists of the following at December 31:

                                 1997       1996       1995
                                 ----       ----       ----
      Mortgage loans           $  3,310   $  3,670   $  4,340
      Royalty note                           3,990
      Pension note                2,359
      Other                         159        143        180
                               --------   --------   --------
                                  5,828      7,803      4,520
      Less:  current portion        380        686        161
                               --------   --------   --------

          Total long-term debt $  5,448   $  7,117   $  4,359
                               --------   --------   --------

      Mortgage loans consist of a 4,500 Swiss francs note agreement with a financial institution bearing interest at 4.75% annually with the principal due on July 3, 2000 and a 534 Swiss francs (334 Swiss francs at December 31, 1997) note agreement with the same financial institution with a variable interest rate (approximating 5.25%) and annual principal repayments of 100 Swiss francs through final maturity. These loans are collateralized by certain Swiss operating facilities.

      Royalty notes consist of note agreements issued related to certain royalty rights. These notes were retired in 1997.

      The pension note represents a noninterest bearing 4,000 Deutsche Marks note payable by the Division issued in December 1997 to fund a portion of the previously unfunded Osypka defined

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      benefit plan. The note is payable in annual instalments of 1,000 Deutsche Marks beginning April 30, 1999.

      Scheduled principal maturities for the next five years follow:

             Subsidiary
                                1998                                 $   380
                                1999                                     658
                                2000                                   3,586
                                2001                                     614
                                2002                                     590
                                                                     -------

                                     Total                           $ 5,828
                                                                     -------

11.   Income Taxes

      Current and deferred income taxes consist of the following at December 31:

                                         1997        1996        1995
                                         ----        ----        ----
      Current income taxes:

       United States                   $  3,482    $ 17,278    $  9,376
       All other countries                3,153       1,853       1,440
                                       --------    --------    --------
          Total current income taxes      6,635      19,131      10,816
                                       --------    --------    --------
      Deferred income taxes:
       United States                        387      (4,686)     (2,032)
       All other countries                 (140)       (186)       (328)
                                       --------    --------    --------
          Total deferred taxes              247      (4,872)     (2,360)
                                       --------    --------    --------

          Total income taxes           $  6,882    $ 14,259    $  8,456
                                       --------    --------    --------

      The provision for income taxes is based on income before taxes reported for financial statement purposes. The components of income before income taxes for the years ended December 31 were:

                                    1997        1996       1995
                                    ----        ----       ----
      United States               $   (326)   $ 23,886   $  9,969
      All other countries           11,884      13,330      7,379
                                  --------    --------   --------
      Total income before taxes   $ 11,558    $ 37,216   $ 17,348
                                  --------    --------   --------

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      The differences between income tax expense computed at statutory rates and income tax expense provided on earnings are as follows for the years ended December 31 (as a percentage of revenues):

                                                                    1997        1996        1995
                                                                    ----        ----        ----
       Income tax expense at U.S. statutory rate                    35.0%       35.0%       35.0%
       Permanent differences, primarily
         goodwill amortization                                      15.1         9.8        14.1
       Foreign sales corporation                                    (6.5)       (1.6)       (3.6)
       State and local taxes, net of federal income taxes            4.4         2.2         3.4
       Foreign tax effect (including FTC)                            2.0        (5.7)        3.4
       Earnings no longer permanently reinvested                                            21.8
       Research and development credits                            (12.3)       (1.4)       (3.6)
                                                                 -------     -------     -------

       Income tax expense                                           59.5%       38.3%       48.7%
                                                                 -------     -------     -------

      At December 31, deferred taxes consist of the following:


                                                                    1997        1996        1995
                                                                    ----        ----        ----

       Deferred tax assets:

        Intercompany profit in inventory                         $ 2,018     $ 1,686     $ 1,719
        Inventory cost capitalized for tax and
          inventory valuation                                      1,399       1,614       2,621
        Self-insurance reserve                                       436         535         515
        Nondeductible accruals, net                                2,603       4,366       1,425
        Deferred income                                            3,713
        Deferred compensation                                      1,178         473         490
        Allowance for doubtful accounts                               93         103          72
        Federal tax credit carryovers                              2,570       2,570
        Tax loss carryforwards                                     1,430       1,661       1,799
        Fixed asset basis differences                              4,095       4,652       4,764
       Deferred tax liabilities:

        Tax accelerated depreciation                              (8,142)     (7,333)     (7,002)
        Intangible asset basis difference                           (652)     (1,572)     (2,492)
        Foreign deferred tax liabilities, net                     (1,249)     (1,353)     (1,573)
        Earnings reinvestment                                     (2,542)
                                                                 -------     -------     -------

                                                                   6,950       7,402       2,338
       Valuation allowance for deferred tax assets                  (622)       (722)       (750)
                                                                 -------     -------     -------

       Deferred taxes, net                                       $ 6,328     $ 6,680     $ 1,588
                                                                 -------     -------     -------

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      At December 31, deferred taxes are classified as follows:

                                                       1997
                                    -------------------------------------------
                                            Assets              Liabilities
                                    -------------------------------------------
                                    Current   Noncurrent    Current  Noncurrent
      Deferred taxes                $  6,675    $ 12,961    $  1,324   $ 11,362
      Valuation allowance                (92)       (530)
                                    --------    --------    --------   --------
                                    $  6,583    $ 12,431    $  1,324   $ 11,362
                                    --------    --------    --------   --------
                                                      1996
                                    -------------------------------------------
                                            Assets              Liabilities
                                    -------------------------------------------
                                     Current   Noncurrent    Current  Noncurrent
       Deferred taxes               $  7,542    $ 10,210    $  1,410   $  8,940
       Valuation allowance              (121)       (601)
                                    --------    --------    --------   --------
                                    $  7,421    $  9,609    $  1,410   $  8,940
                                    --------    --------    --------   --------
                                                      1995
                                    -------------------------------------------
                                            Assets              Liabilities
                                    -------------------------------------------
                                     Current   Noncurrent    Current  Noncurrent
       Deferred taxes               $  5,949    $  7,535    $  1,613   $  9,533
       Valuation allowance              (100)       (650)
                                    --------    --------    --------   --------
                                    $  5,849    $  6,885    $  1,613   $  9,533
                                    --------    --------    --------   --------

      At December 31, 1997, the valuation allowance relates principally to state net operating loss carryforwards. At December 31, 1997 tax loss carryforwards approximated $30,000 and expire between 2000 and 2008. The potential tax savings related to these losses have been recorded as a deferred tax asset, net of any necessary valuation allowance. For federal income tax purposes, the Division has tax credit carryovers of approximately $2,600, expiring in 2011. It is anticipated that all federal tax credits will be utilized through a carryback claim.

12.   Retirement Benefit Plans and Employee Costs

      Defined Contribution Plans

      The Division sponsors defined contribution plans cover a substantial number of its Swiss employees, substantially all of its U.S. employees and employees in other countries. The

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      Division's contributions to the plans are based on local customs and practices in the countries concerned. Division contributions to such plans for the years ended December 31, 1997, 1996 and 1995 were $3,118, $2,929 and $2,673, respectively.

      Defined Benefit Plans

      Defined benefit plans covering employees of the Division are in place in certain countries. Two of these plans, in Switzerland and the United Kingdom, cover employees of affiliates in addition to employees of the Division. The assets and liabilities of these plans which relate to Division personnel have been determined based on actuarial methods. Both of these funded plans have an excess of available assets over the present value of the projected benefit obligations. The net surplus of these plans is amortized and credited to income over the expected remaining working lives of the employees.

      Funded defined benefit plans are administered in accordance with investment rules established for pension plans by the legislation of the related country. Such rules are designed to ensure that investment risk is diversified and is not excessive and their application is generally monitored by supervisory authorities. The principal assets of such funds comprise investments in marketable equity securities and bonds, investments in real estate, mortgage loans to employees and short-term deposits.

      Sulzer Osypka GmbH, which was acquired in 1996, maintains an unfunded defined benefit plan. The related unrecognized net pension obligation approximates $1,000 and is being amortized over the expected remaining active service period of the employees concerned. The related accrued pension cost approximates $3,000 at December 31, 1997.

      Net pension cost, and the individual components thereof, for the years ended December 31, 1997, 1996 and 1995 is not material to the Division's combined statement of income. The funded status of defined benefit plans, as well as the related unrecognized prior service costs, unrecognized excess of plan assets and accrued pension cost at December 31, 1997, 1996 and 1995 for the funded plans is not material to the Division's financial position.

13.   Settlements

      In 1996, the Division agreed to the settlement of two legal actions. The Division received a net amount of $15,000 as a result of these settlements. Such amount has been reflected as a reduction of selling general and administrative expense in the accompanying 1996 statement of income.

14.   Commitments and Contingencies

      The Division has a contractual commitment with a vendor to acquire customized programming units. In the event the contract is canceled prior to completion, the Division may be obligated to pay the vendor up to $2,000 plus certain costs related to vendor inventory in process.

      The future minimum rental commitments for operating leases at December 31 are: 1998 - $1,477; 1999 - $1,161; 2000 - $882; 2001 - $705; 2002 - $671,
      thereafter - $1,508.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

      Employees and subsidiaries of the Division are committed to respecting local laws and regulatory guidelines in the course of their business activities. In the normal course of business, certain subsidiaries are involved in administrative and civil proceedings which could give rise to claims not covered, or only partly covered, by insurance. The effects of such on future earnings cannot be foreseen. In the opinion of management, the ultimate outcome of these situations will not have a material impact on the combined financial position and results of operations.

      The Parent has obtained umbrella insurance coverage for product liability for its subsidiaries with an annual deductible which varies from country to country. The Division benefits from this insurance coverage within the aggregate annual ceiling established for product liability claims, together with other subsidiaries of Sulzer. The incidence and size of emerging claims is surveyed on an annual basis and compared with the total size of the outstanding implant population in order to project the estimated level of claims for the coming year. The level of expected new claims is used to negotiate deductible amounts for the next policy period. Provisions are only recorded for product liability when it is determined that a loss resulting from claims is probable.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

15.   Segment Information by Geographical Area

                                                                         December 31,
                                                                 1997       1996       1995
                                                                 ----       ----       ----
      Net sales to customers:

       North America                                           $201,073   $192,486   $167,207
       Europe                                                    77,197     84,854     70,139
       Other countries                                           47,212     44,472     33,607
                                                               --------   --------   --------

      Total Sulzer EP                                          $325,482   $321,812   $270,953
                                                               --------   --------   --------
      Intercompany transfers to other geographic
       areas from:

       North America                                           $ 20,426   $ 20,674   $ 23,217
       Europe                                                       245        620        878
                                                               --------   --------   --------

      Total Sulzer EP                                          $ 20,671   $ 21,294   $ 24,095
                                                               --------   --------   --------
      Operating income:

       North America                                           $  9,596   $ 45,699   $ 29,220
       Europe                                                    22,152     11,699      6,700
                                                               --------   --------   --------

      Total operating income                                   $ 31,748   $ 57,398   $ 35,920
                                                               --------   --------   --------

      Identifiable assets:

       North America                                           $477,670   $459,009   $440,352
       Europe                                                    90,507     94,942     49,112
       Other countries                                              925        828      1,270
                                                               --------   --------   --------

      Total identifiable assets                                $569,102   $554,779   $490,734
                                                               --------   --------   --------

      The geographic segment of North America comprises primarily the United States, as well as Canada, Bermuda and the Bahamas.

      Net sales to customers represent sales to third parties by location of the customer and are presented after intercompany eliminations. It is the Division's policy that transfers of goods and services between geographic segments are made at normal terms of trade. Operating income resulting from sales activity is reported in the geographic segment supplying the products. Intercompany transfers to other geographic areas from, and operating income related to the region, "other countries" is not material.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

16.   Transactions with Related Parties

      Intercompany debt at December 31 consists of the following:

                                                    1997           1996          1995
                                                    ----           ----          ----
       Intercompany notes payable             $    190,788   $    190,788   $    194,094
       Intercompany advances                       194,916        180,119        195,217
                                              ------------   ------------   ------------

                                              $    385,704   $    370,907   $    389,311
                                              ------------   ------------   ------------

      During the three years ended December 31, 1997 the Division had intercompany debt payable to its affiliates. The original principal amount of the Division's indebtedness under a January 1, 1995 note agreement was $197,400. The first $165,289 in note principal accrued interest at 10% annually. The remainder of the intercompany indebtedness accrued interest at 6.5% annually during 1995 and 1996, and at 6.375% in 1997. Interest is paid quarterly. In 1998, the Division refinanced this indebtedness with Sulzer Medica USA Inc. The indebtedness has been classified as noncurrent in the accompanying combined balance sheet based upon the ability of the parties to extend the repayment past 1998.

      The Division also has other intercompany advances from its affiliates which are noninterest- bearing.

      Management companies of Sulzer and the Parent provide certain management functions to the Division and incur certain administrative costs on behalf of the Division. Charges for such services included in these financial statements for the years ended December 31 are summarized in the following table.

                                                      1997           1996           1995
                                                      ----           ----           ----
       Management fees                          $      7,000   $      7,609   $      6,795
       Technology fees                                 1,326          1,426          1,043
       Trademark fees                                    497            552            510
       Intercompany interest expense                  18,154         18,402         18,561

      Amounts included in the accompanying balance sheet as income taxes payable would be settled with affiliates with the ultimate responsibility for payment of the obligations.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1997, 1996 and 1995
(in thousands)
--------------------------------------------------------------------------------

17.   Subsequent Events (unaudited)

      On September 20, 1998, the Parent signed a definitive agreement (the Sale Agreement) to sell the Division to Guidant Corporation (the Buyer). The sale is subject to approval by anti-trust authorities and other closing conditions. In the event the Sale Agreement is terminated, with certain exceptions identified in the definitive agreement, a fee must be paid to the Sulzer Medica USA Holding Co. for the benefit of Sulzer Intermedics, Inc. In connection with the payment of this fee, Sulzer Intermedics Inc. would settle certain intellectual property claims against the Buyer and the parties would enter into cross-licensing agreements.

      In connection with the Sale Agreement, the intercompany debt (Note 16) within the Division will be converted into contributed capital immediately before consummation of the sale to the Buyer.

Sulzer Electrophysiology
(a Division of  Sulzer Medica Ltd.)
Unaudited Combined Financial Statements
Nine Months Ended September 30, 1998 and 1997

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Balance Sheet
September 30, 1998 and 1997
--------------------------------------------------------------------------------

(unaudited) (in thousands)                                  1998         1997
                                                            ----         ----
                             Assets

      Current assets:
        Cash and cash equivalents                        $  13,421    $  20,698
        Accounts receivable, net                            66,439       57,822
        Inventory                                           89,726       98,575
        Other current assets                                 2,008          213
        Deferred taxes                                       6,816        8,042
                                                         ---------    ---------
            Total current assets                           178,410      185,350
      Property, plant and equipment, net                    82,752       76,268
      Goodwill and other intangible assets, net            303,950      318,176
      Other assets                                             763          841
      Deferred taxes                                        12,863       13,217
                                                         ---------    ---------

                                                         $ 578,738    $ 593,852
                                                         ---------    ---------

                       Liabilities and Division Equity

      Current liabilities:
        Current portion of long-term debt                $     261    $     587
        Accounts payable                                    13,022       12,765
        Accrued liabilities                                 16,620       20,732
        Income taxes payable                                29,590       33,991
                                                         ---------    ---------
            Total current liabilities                       59,493       68,075
      Long-term debt, less current portion                   5,786        7,471
      Other noncurrent liabilities                          25,331       27,438
      Intercompany debt                                    392,376      381,274
                                                         ---------    ---------
            Total liabilities                              482,986      484,258
                                                         ---------    ---------

      Commitments and contingencies (Note 7)
      Division equity:
        Contributed capital                                308,677      308,677
        Cumulative translation adjustment                      394       (1,149)
        Accumulated deficit                               (213,319)    (197,934)
                                                         ---------    ---------
            Total division equity                           95,752      109,594
                                                         ---------    ---------

                                                         $ 578,738    $ 593,852
                                                         ---------    ---------

   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Operations and Comprehensive Income (Loss)
Nine Months Ended September 30, 1998 and 1997
--------------------------------------------------------------------------------

(unaudited) (in thousands)                             1998         1997
                                                       ----         ----
      Net sales                                     $ 238,133    $ 239,074
      Cost of sales                                    79,457       72,331
                                                    ---------    ---------

      Gross profit                                    158,676      166,743
      Selling, general and administrative expense      97,579       92,800
      Research and development expense                 34,242       32,584
      Other operating expense                           7,530        7,092
      Intangible amortization                          10,517        9,988
                                                    ---------    ---------
      Operating income                                  8,808       24,279
      Other income (expense):
        Interest income                                   461          339
        Interest expense                              (13,373)     (13,563)
        Other                                            (221)      (1,674)
                                                    ---------    ---------
      Income (loss) before taxes                       (4,325)       9,381
      Provision for income taxes                        1,065        5,400
                                                    ---------    ---------
            Net income (loss)                          (5,390)       3,981

      Other comprehensive income, net of tax:
        Cumulative translation adjustment               1,221       (1,809)
                                                    ---------    ---------

      Comprehensive income (loss)                   $  (4,169)   $   2,172
                                                    ---------    ---------

   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Division Equity

(unaudited) (in thousands)

                                                      Cumulative
                                    Contributed       translation       Accumulated
                                      capital         adjustment          deficit        Total
                                      -------         ----------          -------        -----
Balance, December 31, 1996       $    307,837       $      1,634      $   (196,422)    $    113,049

Foreign currency translation
  adjustment                                              (2,783)                            (2,783)
Contribution of capital                   840                                                   840
Dividends                                                                   (5,493)          (5,493)
Net income                                                                   3,981            3,981
                                 ------------       ------------      ------------     ------------

Balance, September 30, 1997      $    308,677       $     (1,149)     $   (197,934)    $    109,594
                                 ------------       ------------      ------------     ------------

Balance, December 31, 1997       $    308,677       $     (1,484)     $   (203,295)    $    103,898

Foreign currency translation
  adjustment                                               1,878                              1,878
Dividends                                                                   (4,634)          (4,634)
Net loss                                                                    (5,390)          (5,390)
                                 ------------       ------------      ------------     ------------

Balance, September 30, 1998      $    308,677       $        394      $   (213,319)    $     95,752
                                 ------------       ------------      ------------     ------------


    The accompanying notes are an integral part of these financial statements

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Condensed Statement of Cash Flows
Nine Months Ended September 30, 1998 and 1997
--------------------------------------------------------------------------------

(unaudited) (in thousands)                                1998        1997
                                                          ----        ----
      Cash flows from operating activities              $ 11,296    $  6,237
                                                        --------    --------
      Cash flows from investing activities:
        Purchase of property, plant and equipment        (14,674)    (18,820)
        Other                                                 62         413
                                                        --------    --------
            Net cash (used by) investing activities      (14,612)    (18,407)
                                                        --------    --------
      Cash flows from financing activities:
        Repayment of borrowings                             (359)       (796)
        Change in payable to affiliates, net               6,995      10,025
        Change in other noncurrent liabilities               512      12,291
        Contribution of capital                              840
        Dividends                                         (4,356)     (4,979)
                                                        --------    --------
            Net cash provided by financing activities      2,792      17,381
                                                        --------    --------
      Effect of exchange rates on cash                      (261)       (801)
                                                        --------    --------
      Decrease in cash and cash equivalents                 (785)      4,410
      Beginning cash                                      14,206      16,288
                                                        --------    --------

      Ending cash                                       $ 13,421    $ 20,698
                                                        --------    --------

      Supplemental cash flow disclosures:
        Interest paid                                   $ 13,373    $ 13,563
        Income taxes paid                                  2,220       2,838

  The accompanying notes are an integral part of these financial statements

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Unaudited Combined Financial Statements
September 30, 1998 and 1997
--------------------------------------------------------------------------------

1.     General Information

       On January 9, 1997, the Board of Directors of Sulzer AG, Winterthur, Switzerland (Sulzer) approved a plan to offer a minority shareholding in its Medica Group to the public. In order to prepare for this offering, Sulzer transferred its ownership interest of the medical companies, either held directly or through country holdings to Sulzer Medica Ltd. (the Parent); a company previously named Sulzer Orthopedics Ltd., incorporated in Switzerland. Among the companies transferred to the Parent were four wholly-owned companies (Sulzer Intermedics Inc., Sulzer Intermedics International Holding Co., Sulzer Osypka GmbH and Sulzer Oscor Inc.) who form, together with their direct and indirect subsidiaries, the Electrophysiology Division of Sulzer Medica Ltd.

       Sulzer Electrophysiology designs, manufactures and markets electrophysiology products including bradycardia pacemakers, implantable cardioventer defibrillators (ICDs) and leads, external pacemakers, heartwires and cardiac ablation systems.

2.     Basis of Presentation

       The unaudited condensed combined financial statements have been prepared using the Parent's historical basis in the assets and liabilities which comprise the Electrophysiology Division of Sulzer Medica Ltd. (referred to herein as the Division) as defined in more detail in the agreement with Guidant Corporation (Note 9).

       The unaudited combined financial statements reflect the financial position, results of operations and cash flows of the Division as a component of the Parent and may not be indicative of the actual financial position, results of operations and cash flows of the Division as an entity under other ownership.

       The unaudited condensed combined financial statements have been prepared by the Division in accordance with the rules and regulations of the Securities and Exchange Commission (the SEC) for interim financial statements and, accordingly, do not include all information and footnotes required under generally accepted accounting principles for complete financial statements. The financial statements have been prepared in conformity with the accounting principles and practices disclosed in, and should be read in conjunction with, the annual financial statements of the Division included in the Sulzer Electrophysiology Combined Financial Statements for December 31, 1997, 1996 and 1995. In the opinion of management, these interim financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Division's financial position at September 30, 1998 and 1997 and the results of its operations for the nine months ended September 30, 1998 and 1997 and are not necessarily indicative of the results that may be or may have been expected for the fiscal years ending December 31, 1998 and 1997.

3.     Significant Accounting Policies

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Unaudited Combined Financial Statements
September 30, 1998 and 1997
--------------------------------------------------------------------------------

       The significant accounting policies have been provided in the audited financial statements for the Division as of December 31, 1997.

4.     Recently Issued Accounting Pronouncements

       In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997 and requires reclassification of prior-period financial statements. Statement No. 130 requires the presentation of comprehensive income, which consists of net income and other comprehensive income, and its components in a full set of financial statements. The Division's other comprehensive income consists of changes in the Division's cumulative translation adjustment, which totaled $1,221 and ($1,809) at September 30, 1998 and 1997, net of tax, respectively, and which currently are reported as a component of division equity. The Division has displayed comprehensive income and its components, net of tax, in the combined statement of operations and comprehensive income (loss).

       In June 1997, the FASB issued Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". This statement, which must be adopted by the Division for the year ending December 31, 1998, establishes standards for reporting information about operating segments in annual and interim financial statements. Operating segments are determined consistently with the way management organizes and evaluates financial information internally for making resource allocation decisions and assessing performance. It also requires related disclosures about products, geographic areas, and major customers. Implementation of this disclosure standard will not affect the Division's financial position or results of operations. Management has not yet determined the manner in which segment information will be displayed under this standard.

5.     Inventories

       Inventories are comprised of the following at September 30:

                                                    1998         1997
                                                    ----         ----
       Raw materials, supplies and consumables   $  32,863    $  33,284
       Work in progress                             31,509       37,289
       Finished products and trade merchandise      38,201       41,616
                                                 ---------    ---------
                                                   102,573      112,189
       Less - valuation allowances                 (12,847)     (13,614)
                                                 ---------    ---------

                                                 $  89,726    $  98,575
                                                 ---------    ---------

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Unaudited Combined Financial Statements
September 30, 1998 and 1997
--------------------------------------------------------------------------------

       Allowances are recorded to reduce the carrying value of inventories to their estimated realizable amounts taking into account excess inventory levels and obsolescence resulting from new product introductions.

6.     Income Taxes

       The primary difference for the change in effective tax rates between the nine-month periods ended September 30, 1998 and 1997 is attributable to a significant amount of nondeductible goodwill existing in both periods and a reduction from income before taxes in 1997 to a loss before taxes for the same period ended 1998.

7.     Commitments and Contingencies

       The Division has a contractual commitment with a vendor to acquire customized programming units. In the event the contract is canceled prior to completion, the Division may be obligated to pay the vendor up to $2,000 plus certain costs related to vendor inventory in process.

       Employees and subsidiaries of the Division are committed to respecting local laws and regulatory guidelines in the course of their business activities. In the normal course of business, certain subsidiaries are involved in the administrative and civil proceedings which could give rise in claims not covered or only partly covered by insurance; the effects of which on future earnings cannot be foreseen. In the opinion of management, the ultimate outcome of these situations will not have a material impact on the combined financial position and results of operations.

       Sulzer has obtained umbrella insurance coverage for product liability for its subsidiaries with an annual deductible which varies from country to country. The Division benefits from this insurance coverage within the aggregate annual ceiling established for product liability claims, together with other subsidiaries of Sulzer. The incidence and size of emerging claims is surveyed on an annual basis and compared with the total size of the outstanding implant population in order to project the estimated level of claims for the coming year. The level of expected new claims is used to negotiate deductible amounts for the next policy period. Provisions are only recorded for product liability when it is determined that a loss resulting from claims is probable.

8.     Transactions with Related Parties

       The Division receives funding through arrangements with its affiliates. Related amounts are reflected in the unaudited combined financial statements as intercompany debt, income taxes payable and interest expense.

       Management companies of Sulzer and the Parent provide certain management functions to the Division and incur certain administrative costs on behalf of the Division. Charges for such services are included in these unaudited combined financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Unaudited Combined Financial Statements
September 30, 1998 and 1997
--------------------------------------------------------------------------------

9.     Sale Agreement

       On September 20, 1998, the Parent signed a definitive agreement (the Sale Agreement) to sell the Division to Guidant Corporation (the Buyer). The sale is subject to approval by anti-trust authorities and other closing conditions. In the event the Sale Agreement is terminated, with certain exceptions identified in the definitive agreement, a fee must be paid to the Sulzer Medica USA Holding Co. for the benefit of Sulzer Intermedics, Inc. In connection with the payment of this fee, Sulzer Intermedics Inc. would settle certain intellectual property claims against the Buyer and the parties would enter into cross- licensing agreements.

       In connection with the Sale Agreement, the intercompany debt within the Division will be converted into contributed capital immediately before consummation of the sale to the Buyer.

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